EXHIBIT 21.01

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                      LIST OF SUBSIDIARIES

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                                           State of
                                        Incorporation/
                 NAME                    ORGANIZATION           NAMES USED IN DOING BUSINESS
                 ----                    ------------           ----------------------------
Atlantic City Showboat, Inc.             New Jersey             Showboat; Showboat Hotel and Casino;
                                                                 Atlantic City Showboat

Ocean Showboat, Inc.                     New Jersey             Ocean Showboat

Ocean Showboat Finance Corporation       New Jersey             Ocean Showboat Finance Corporation

Showboat Operating Company                 Nevada               Showboat; Showboat Hotel, Casino &
                                                                 Bowling Center; Las Vegas Showboat

Showboat Development Company               Nevada               Showboat Development Company

Showboat Australia Pty Limited           Australia              Not applicable

Sydney Harbour Casino Holdings           Australia              Not applicable
 Limited

Sydney Casino Management Pty             Australia              Not applicable
 Limited

Star City Casino Pty Limited             Australia              Not applicable

Sydney Harbour Casino Properties         Australia              Sydney Harbour Casino
 Pty Limited

Showboat Indiana, Inc.                     Nevada               Not applicable

Showboat Indiana Investment,               Nevada               Not applicable
 Limited Partnership

Showboat Marina Partnership               Indiana               Showboat Marina; East Chicago
                                                                 Showboat

Showboat Marina Casino Partnership        Indiana               Showboat Marina; East Chicago
                                                                 Showboat

Showboat Marina Finance Corporation       Indiana               Not applicable

Showboat Marina Investment                Indiana               Not applicable
 Partnership

Showboat New Hampshire, Inc.               Nevada               Not applicable

Showboat Rockingham Company, L.L.C.      New Hampshire          Not applicable

Showboat Land Company                      Nevada               Not applicable

Showboat Land Holding Limited              Nevada               Not applicable
 Partnership

Showboat Land LLC                          Nevada               Not applicable

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